WELL ENHANCEMENT SERVICE GROUP	Energy Capital Group, LLC Well Enhancement Services, LLC W.E.S.Operating Co., LLC

March 26, 2009

VIA HAND DELIVERY

MAXIM OIL & GAS, INC. (f/k/a/ "Maxim TEP, Inc.")
Attn: Mr. Arturo Henriquez, CFO
2409 Pitkin Road, Suite 308
Spring, Texas 77386
Tel: (832) 330-4749

RE: Letter of Intent to Acquire Patents And All Related Intellectual Property in Connection With "Radial Jet Enhancement" (a/k/a/ "Landers Horizontal Drilling") Technology (i.e., Patent Nos. 5,413,184; 5,853,056; and any improvements thereto) (the "Technology")

Ladies and Gentlemen:

The purpose of this non-binding letter of intent is to memorialize our current intention, as expressed to you verbally yesterday by phone, to acquire from you the above-referenced Technology, on or before March 31, 2009 ("Closing"), for a total purchase price of USD $250,000.00, according to the following terms:

• $125,000 in cash; and
•
$125,000 in the form of a 3-year promissory note, interest on outstanding principal, payable quarterly, to accrue at a rate of 5% per annum, non-compounded; no prepayment penalty; unpaid principal and interest due at end of 3-year term.

It is anticipated that the purchaser of the Technology will be W.E.S. Technologies LLC, a to-be-formed wholly-owned subsidiary of Well Enhancement Service Group LLC ("we", "our", "us").

This non-binding letter of intent is also conditional upon the review of the following:

•	Any past, present, or anticipated commitments related to contractual agreements or licenses of the Technology to any third party, and
•	Any commitments obligations specifically related to Carl Landers.

By receiving this letter, you agree to keep the contents and terms of this letter strictly confidential and shall disclose the same to no other person without our express written consent.

Please indicate your willingness to accept these terms by signing in the space provided, below. Upon your acceptance, we anticipate preparing such further documents or agreements as may be necessary to carry the transaction described herein into effect should we decide to proceed.

HOWIE OFFICE: Cedarstane Building • 1544 Sawdust Road • Suite 100 • The Woodlands • Texas • DUO • USA

Very Truly Your WELL ENHANCEMENT SERVICE GROUP LLC /s/ M.R. "Bricks" Corbin M.R. "Bricks" Corbin President	ACCEPTANCE: MAXIM TEP, INC /s/ Arturo F. Henriquez Arturo F. Henriquez CFO Date: 3/26/09

Telephone: 201.361.0368 • Facsimile: 201.506.1212 • E-mail: into@wellellhaliCOMMILCOM• Web: www.wellenhancement.com

PROMISSORY NOTE

LOAN AMOUNT: USD $125,000.00	DATE: April 16, 2009

FOR VALUE RECEIVED, WES Technologies LLC, a Nevada limited liability company ("Borrower"), hereby promises to pay to the order of Maxim TEP, Inc., a Texas corporation ("Lender"), the principal sum of ONE HUNDRED TWENTY-FIVE THOUSAND AND NO/100THS DOLLARS (USD $125,000.00) (the "Loan") together with any accrued and unpaid interest thereon in the manner described below.

1.	REPAYMENT: The outstanding principal amount of the Loan and any accrued interest thereon shall be due and payable to Lender on April 16, 2012 (the "due date").

2.
INTEREST PAYMENTS: The annual interest rate (non-compounded) on the outstanding principal amount of the Loan from the date hereof until payment of the Note in fiili shall be five percent (5%) per annum. Accrued interest hereunder shall be due and payable at the close of each calendar quarter beginning on June 30, 2009. The principal amount of the Loan, including any unpaid accrued interest, shall be due and payable on the due date set forth above.

3.	PREPAYMENT: Borrower may prepay this Note in whole or in part, without penalty. Payments shall be applied first to accrued interest and the balance to the outstanding principal of the Loan.

4.	PAYMENT LOCATION: All payments hereunder shall be made to such address as may from time to time be designated by any holder of this Note and must be made in United States funds.

5.
DEFAULT AND ACCELERATION: Borrower shall be in default tinder this Note upon any of the following: (a) failing to timely pay any principal amount due after demand is made; (b) Borrower dissolves, terminates its existence, or declares insolvency; (c) Borrower files for relief tinder bankruptcy laws or any other laws for the benefit of creditors; or (d) an involuntary petition is filed against Borrower under any bankruptcy laws (unless such petition is dismissed within 30 days). Upon the occurrence of any default Lender may declare the unpaid principal of the Loan and all accrued interest on this Note immediately due pursuant to applicable law. In the event the Note shall be in default and given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Borrower shall pay Lender all costs of collection and enforcement, including reasonable attorney fees.

6.	BINDING EFFECT: The covenants and conditions contained in this Note shall apply to and bind the Borrower and its successors and permitted assigns.

7.	CUMULATIVE RIGHTS: The parties' rights under this Agreement are cumulative, and shall not be construed as exclusive of each other unless otherwise required by law.

8.
WAIVER: The failure of the Lender to enforce any part of this Note shall not be deemed a waiver or limitation of the Lender's right to subsequently enforce and compel strict compliance with every provision of this Note. Furthermore, no waiver by Lender of any default shall operate as a waiver of any other default or the same default on a future occasion.

9.
SEVERABILITY: If any part or parts of this Note shall be held unenforceable for any reason, the remainder of this Note shall continue in full force and effect. If any provision of this Note is deemed invalid or unenforceable by any court of competent jurisdiction, and if limiting such provision would make the provision valid, then such provision shall be deemed to be construed as so limited.

10.
NOTICE: Any notice required or otherwise given pursuant to this Note shall be in writing and mailed certified return receipt requested, postage prepaid, or delivered by overnight delivery service, addressed as follows:

LENDER: Maxim TEP, Inc. 2409 Pitkin Road, Suite 308 Spring, TX 77386	BORROWER: WES Technologies LLC 1544 Sawdust Road, Suite 100 The Woodlands, TX 77380

Either party may change such addresses from time to time by providing notice as set forth above.

11.	GOVERNING LAW: This Note shall be governed by and construed in accordance with the laws of the State of Texas. BORROWER:

WES TECHNOLOGIES LLC, a Nevada limited liability company

By: WELL ENHANCEMENT SERVICE GROUP L,, its Managing Member

/s/ M.R. "Bricks" Corbin
M.R. "Bricks" Corbin
President

TECHNOLOGY PURCHASE AGREEMENT

THIS TECHNOLOGY PURCHASE AGREEMENT (this "Agreement") is made and entered into as of April 16, 2009 (the "Effective Date") between and among WES Technologies LLC, a Nevada limited liability company ("WEST" or the "Purchaser"), and Maxim TEP, Inc., a Texas corporation ("Maxim" or the "Seller"). The Purchaser and Seller are collectively referred to herein as "parties" and each as a "party".

RECITALS

A. Seller is the sole owner of certain United States patents (i.e., #5,413,184, #5,853,056, #6,125,949, etc.) and all related intellectual property and improvements thereto pertaining to the use of "Radial Jet Enhancement" Technology (also known as "Radial Jet Drilling" or "Landers Horizontal Drilling") for potentially increasing productivity of oil and gas wells, and other purposes, as more particularly described on attached Exhibit A (the "R-JET Technology").

B. Seller has licensed the R-JET Technology to third party licensees pursuant to various licensing agreements, copies of which are attached Exhibit B (the "Licenses").

C. WEST wishes to purchase all rights, title and interest in and to the R-JET Technology and all rights held by Maxim under the Licenses, from the Seller. For purposes of this Agreement, "Affiliate" means any corporation, firm, partnership, or other entity that controls, is controlled by, or under common control with a party.

D. The parties have determined that it is in their mutual interest to effect a transaction whereby the R-JET Technology and Licenses shall be transferred to WEST upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual promises exchanged, it is agreed as follows:

1.   Sale And Transfer Of R-JET Technology; etc.

1.1 R-JET Technology to be Transferred. Subject to the terms and conditions of this
Agreement, Seller agrees to transfer, convey, assign and deliver to WEST on the Closing Date (as defined in Section 10.1 below), and WEST agrees to acquire from Seller all rights, title and interest in and to the R-JET Technology, including any other equipment and devices incorporating or used to deploy the R-JET Technology, and all of inventions, processes, research and development results, know-how, trade secrets, goodwill and all other intangibles relating to the R-JET Technology. "Know-how" is all information in the form of research results, unpatented inventions, formulae, designs, drawings, procedures and methods, together with

Technology Purchase Agreement
(CONFIDENTIAL)

Initials for WE                            Initials for Maxim: ____

accumulated skills and experience in the hands of a Seller, which could assist the WEST in the use of the R-JET Technology.

1.2 Licenses to be Transferred. Subject to the terms and conditions of this Agreement, Seller agrees to transfer, convey and assign all of its rights as licensor under the Licenses to Purchaser on the Closing Date, to notify the licensees of such transfer, to convey and deliver to WEST any receivables or other consideration received from licensees subsequent to the Closing Date and to take such further action as may be necessary to ensure that the Purchaser's rights under such Licenses, as the new licensor, are fully conveyed.

2.   Purchase Price And Payment

2.1 Purchase Price and Payment. In full consideration for the purchase of the R-JET Technology and the Licenses, WEST will pay Seller the sum of TWO HUNDRED FIFTY THOUSAND AND NO/100THS DOLLARS (USD $250,000.00) (the "Purchase Price") according to the following terms:

(a)           Cash Payment. On the Closing Date, WEST shall pay Seller the sum of One Hundred Twenty Five Thousand and no/100ths Dollars (USD $125,000.00) (the "Initial Payment") in cash. Such payment will be made by wire transfer pursuant to instructions delivered to WEST prior to the Closing Date or a cashier check.

(b)           Promissory Note. On the Closing Date, WEST shall deliver to Seller a promissory note (the "Note") with a principal amount of USD $125,000.00. The Note shall have a term of three (3) years from the Closing Date and shall have no pre-payment penalty. The principal amount of the Note shall accrue interest at the rate of five percent (5%) per annum, non-compounded. Payments of accrued interest shall be payable and delivered to Seller at the close of each calendar quarter following the Closing Date. Such payments will be made by wire transfer pursuant to instructions delivered to WEST prior to the Closing Date. Unpaid principal and interest shall be fully due and payable at the end of the Note's term.

2.2 Liabilities and Obligations Not Assumed. Notwithstanding anything else in this Agreement to the contrary, WEST will not assume or become liable for any liabilities or obligations of Seller, presently fixed and determined, contingent or otherwise, with respect to the R-JET Technologies or the Licenses.

2.3 Sales and Other Taxes. Seller shall pay all sales, use and other like taxes imposed on or collectible by reason of the transfer of the R-JET Technology and Licenses to WEST pursuant to this Agreement.

3.   Representations and Warranties of Maxim

Maxim represents and warrants to WEST that:

Technology Purchase Agreement
(CONFIDENTIAL)

Initials for WE                            Initials for Maxim: ____

3.I Due Incorporation. Maxim is a corporation duly organized, validly existing and in good standing under the laws of Texas.

3.2 Authorization. Maxim and Maxim's officers, representatives and other agents have full corporate power and authority to enter into this Agreement, and the execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by and on behalf of Maxim constitutes the valid and binding obligation of Maxim, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws and similar laws affecting creditors' rights generally.

3.3 Effect of Agreement. The execution, delivery, and performance by Seller of this Agreement will not conflict with, or result in a breach of the terms of, or constitute a default under or violation of any law or regulation of any governmental authority. The execution, delivery and performance by Maxim of this Agreement, and the consummation by Maxim of the transactions herein contemplated, will not conflict with, or result in a breach of the terms of, or constitute a default under or violation of, any provision of the. Articles of Incorporation or Bylaws of Maxim, or any agreement or instrument to which it is a party or by which it is bound, nor will it give to any person other than WEST any interests or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the R-JET Technology. No consent of any person not a party to this Agreement and no consent of any governmental authority is required to be obtained on the part of Maxim to permit the consummation of the transactions contemplated by this Agreement, which consent will not have been obtained prior to the Closing Date.

3.4 Title to R-JET Technoloy. Maxim holds all rights, title and interest to the R-JET Technology to the exclusion of all others worldwide. Such rights, title and interest have not been pledged, hypothecated or encumbered in any way.

3.5 Contracts. As of the Closing Date, there are no contracts or agreements between Maxim and any third party with respect to the R-JET Technology aside from the Licenses. Neither Carl Landers nor his Affiliates have any rights, title or interest in or to the R-JET Technology.

3.6 Litigation and Claims. There are no claims, actions, suits, investigations or proceedings pending or threatened against or affecting Maxim or any of their respective properties or businesses, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

3.7 R-JET Technology and Intellectual Property Rights. Exhibit A correctly describes all of the R-JET Technology. Aside from the licensees described in the Licenses, the R-JET Technology is not being used by any third party. All trade secrets related R-JET Technology have been adequately safeguarded by Maxim and its Affiliates and have not been disclosed by Maxim and its Affiliates to any third parties who are not bound to maintain the

Technology Purchase Agreement
(CONFIDENTIAL)

Initials for WE                            Initials for Maxim: ____

confidentiality of such trade secrets. The R-JET Technology does not infringe any patent, copyright, trade secret, or other intellectual property rights of third parties, and no claim is pending or has been made to such effect.

3.8 Representations and Warranties True as of Closing Date. All of the representations and warranties of Maxim contained herein will be true in all material respects upon and as of the Closing Date.

4.   Representation and Warranties of WEST

WEST represents and warrants to Seller as follows:

4.1 Organization. WEST is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Nevada, and has all necessary corporate power and authority to own or lease its properties and to carry on its business as now being conducted.

4.2 Authorization. WEST has the corporate power and authority to enter into this Agreement, and the execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action. This Agreement and each Ancillary Agreement has been duly executed and delivered and constitutes the valid and binding obligation of WEST enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws and similar laws affecting creditors' rights generally.

4.3 Effect of Agreement. The execution, delivery and performance by WEST of this Agreement, and the consummation of the transactions herein contemplated, will not result in a breach of the terms of, or constitute a default under or violation of, any law or regulation of any governmental authority, and the execution, delivery and performance by WEST of this Agreement, and the consummation by it of the transactions herein and therein contemplated, will not result in a breach of the terms of, or constitute a default under or violation of, any provision of its charter documents or any agreement or instrument to which WEST is a party or by which it is bound or to which it is subject. No consent of any person not a party to this Agreement and no consent of any governmental authority is required to be obtained on the part of WEST to permit the consummation of the transactions contemplated by this Agreement.

4.4 Representations and Warranties True as of Closing Date. All of the representations and warranties of WEST contained herein will be true in all material respects on and as of the Closing Date, except to the extent affected by the transactions contemplated by this Agreement.

Technology Purchase Agreement
(CONFIDENTIAL)

Initials for WE                            Initials for Maxim: ____

5.  Access To Information

5.1 Access. Seller shall afford representatives of WEST reasonable access to the R-JET Technology, and shall provide WEST with such information and assistance as shall be reasonably necessary for WEST's evaluation and utilization of the R-JET Technology.

5.2 Confidentiality. Pending consummation of the transactions contemplated under this Agreement, no information not previously disclosed to the public or in the public domain which shall have been furnished to or obtained by WEST as provided in Section 5.1 shall be disclosed to any person other than in confidence to WEST's employees, legal counsel, financial advisers, or accountants with a need to know such information, or used for any purpose other than is contemplated herein. In the event that the purchase and sale of the R-JET Technology shall not be consummated, all such information which shall be in writing shall be returned to Seller or WEST shall certify as to its destruction.

6.  Other Agreements

6.1 Non-use and Non-disclosure of R-JET Technology. Seller acknowledges and agrees that the R-JET Technology includes trade secrets and other proprietary information to be transferred to WEST and agrees that Seller shall (i) hold R-JET Technology in strict confidence and take all reasonable precautions to protect the R-JET Technology, (ii) not divulge any R-JET Technology to any third person, including, but not limited to, any affiliated entity, (iii) not make any use whatsoever at any time of R-JET Technology except as expressly permitted by WEST. These obligations shall survive the Closing Date.

6.2 Limited Permissive Use of R-JET Technology. Notwithstanding Section 6.1 of this Agreement, above, WEST acknowledges and agrees to permit Maxim use of the R-JET Technology, using equipment presently in Maxim's possession or control, on wells owned or majority-controlled presently by Maxim, without additional payment or consideration to WEST. Such permission shall be revocable by WEST for cause (i.e., Maxim's breach of this Agreement), shall not be transferable to third parties, and shall not be extended to Maxim's successors or assigns other then currently wholly owned subsidiaries to be used for their own assets and wells and not a third party.

7.  Covenants of Maxim

Seller hereby agrees:

7.1 No Transaction Rewarding R-JET Technology. From and after the execution and delivery of this Agreement and until the Closing Date or the termination of this Agreement, whichever shall first occur, Seller shall not engage in any activities or transactions with respect to or involving the R-JET Technology.

Technology Purchase Agreement
(CONFIDENTIAL)

Initials for WE                            Initials for Maxim: ____

7.2 Notice of Certain Adverse Changes or Claims. Seller shall give prompt notice to WEST of any material adverse change to Seller's properties or business subsequent to the date of this Agreement and prior to the Closing Date, pertaining to the R-JET Technology, or of the assertion of any claim which, if upheld, would render inaccurate any representation of Seller herein.

7.3 Implementation of Representations and Warranties. Each Seller shall use reasonable efforts to render accurate as of the Closing Date its representations and warranties contained in this Agreement, and shall refrain from taking any action which would render inaccurate as of the Closing Date any of such representations or warranties.

7.4 Assistance in Transferring R-JET Technology. Seller shall use their best efforts to assist WEST in planning for and accomplishing the complete transfer of the R-JET Technology to WEST as provided herein and shall take all steps as may be reasonably requested by WEST in furtherance thereof.

8.  Covenants Of WEST

WEST hereby agrees:

8.1 Implementation of Representations and Warranties. WEST shall use reasonable efforts to render accurate as of the Closing Date its representations and warranties contained in this Agreement, and shall refrain from taking any action which would render inaccurate as of the Closing Date any of such representations or warranties.

9.  Conditions To Obligations Of Seller.

The obligations of Seller under this Agreement are, at the option of Seller, subject to the satisfaction at and prior to the Closing Date of the following conditions:

9.1 Accuracy of Representations and Warranties. All of the representations and warranties made by WEST in this Agreement shall be true in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date, except for changes contemplated by this Agreement.

9.2 No Litigation. There shall be no litigation pending which has been brought for the purpose of enjoining the purchase and sale of the R-JET Technology or any part thereof or any other transaction contemplated by this Agreement or which would have the effect, if successful, of imposing a liability upon Seller because of such purchase and sale or any such transaction.

10. Conditions to Obligations of WEST

Technology Purchase Agreement
(CONFIDENTIAL)

Initials for WE                            Initials for Maxim: ____

The obligations of WEST under this Agreement are, at the option of WEST, subject to the satisfaction at and prior to the Closing Date of the following conditions:

10.1 Accuracy of Representations and Warranties. All of the representations and warranties made by Seller in this Agreement shall be true in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date.

10.2 Fulfillment of Covenants. All of the terms, covenants and conditions of this Agreement to be complied with and performed by Seller at or before the Closing Date shall have been duly complied with and performed, and Seller shall have delivered to WEST a certificate to such effect dated the Closing Date.

10.3 No Adverse Changes. The business, properties or operations of Seller with respect to the R-JET Technology shall not have been adversely affected in any material way.

10.4 WEST's Review. There shall not have come to the attention of WEST, as a result of any review or investigation performed pursuant to Section 6.1 hereof, any information with respect to the R-JET Technology, not previously disclosed to WEST, which could materially and adversely affect the R-JET Technology, or WEST's use thereof.

10.5 No Litigation. There shall be no litigation pending which has been brought for the purpose of enjoining the purchase and sale of the R-JET Technology or any part thereof or any other transaction contemplated by this Agreement or which would have the effect, if successful, of imposing a material liability upon WEST or any of its officers or directors.

11. Closing

11.1 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at WEST's principal place of business on Apri1,1,3": 2009 (the "Closing Date").

11.2 Instruments of Conveyance and Transfer. On the Closing Date, Seller shall deliver to WEST such bills of sale, deeds, endorsements, assignments and other good and sufficient instruments of transfer, conveyance and assignment, in form satisfactory to WEST's counsel, as shall be effective to vest in WEST good title to the R-JET Technology and Licenses to be transferred, conveyed, assigned and delivered hereunder, free and clear of all liens and encumbrances.

11.3 Payment. On the Closing Date, Seller shall receive the Initial Payment of the Purchase Price, as determined pursuant to Section 2.1(a) hereof.

11.4 Other Documents. Each party shall deliver to the other on the Closing Date such other documents, certificates, schedules, agreements and instruments called for by this Agreement at such time.

11.5Further Assurances of Seller. Seller shall from time to time at the request of WEST, and without further consideration, execute and deliver such instruments of transfer, conveyance and assigmnent in addition to those issued pursuant to Section 11.2 hereof, and take such other actions, as may be reasonably necessary to transfer, convey, assign to and vest in WEST, and to put WEST in possession of, the R-JET Technology and Licenses to be transferred, conveyed, assigned and delivered hereunder.

12. Survival of Representations, Warranties and Covenants; Indemnification

12.1 Survival. The representations, warranties and covenants of the parties contained in this Agreement or in any certificate or instrument delivered pursuant hereto shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

12.2 Indemnification.

(a) Maxim agrees to indemnify, defend and hold WEST and WEST's Affiliates, officers, directors, employees and attorneys, (all such persons and entities being collectively referred to as the "WEST Group") harmless from and against any and all losses, damages, costs and expenses, including attorneys' fees (any such loss, damage, cost or expense herein called a "Loss"), which WEST (or any member of the WEST Group) may at any time sustain or incur by reason of any inaccuracy or breach of any of the representations, warranties or covenants of Maxim contained herein.

(b) WEST agrees to indemnify, defend and hold Maxim and Maxim's Affiliates, officers, directors, employees and attorneys, (all such persons and entities being collectively referred to as the "Maxim Group") harmless from and against any and Losses which Maxim (or any member of Maxim Group) may at any time sustain or incur by reason of any inaccuracy or breach of any of the representations, warranties or covenants of WEST contained herein.

(c) Seller acknowledges and agrees that WEST may deduct the amount of any Loss from the principal amount and/or accrued interest of the Note.

(d) If any action in respect of which indemnity may be sought hereunder by a party hereto shall be brought against such party, the other party shall be entitled to participate in the defense thereof at its own expense and to settle any such action on such terms as it shall see fit so long as the party entitled to indemnification hereunder shall be released from any liability by reason of such settlement. In such event, the party required to provide indemnification shall receive full cooperation and access to all relevant and nonprivileged records.

Technology Purchase Agreement
(CONFIDENTIAL)

Initials for WE                            Initials for Maxim: ____

13.Termination and Abandonment

13.1 Termination by Maxim. This Agreement may be terminated and the purchase and sale of the R-JET Technology abandoned at any time prior to the Closing Date by unanimous action of all the Seller, upon written notice, specifying the basis for such termination, if: in the good faith judgment of Seller, WEST has failed to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any material representation or warranty of WEST contained in this Agreement has been materially inaccurate, or if any condition precedent to WEST's obligations contained in this Agreement which must be satisfied according to its terms prior to the Closing shall not have been satisfied or is not capable of being satisfied.

13.2 Termination by WEST. This Agreement may be terminated, and the purchase and sale of the R-JET Technology abandoned, at any time prior to the Closing Date upon written notice, specifying the basis for such termination, if (i) in the good faith judgment of WEST, Seller has failed to comply in any material respect with any of its covenants or agreements contained in this Agreement, or if any material representation or warranty of Seller contained in this Agreement has been materially inaccurate, or if any condition precedent to WEST's obligations contained in this Agreement which must be satisfied according to its terms prior to the Closing shall not have been satisfied or is not capable of being satisfied.

13.3 Mutual Consent. This Agreement may be terminated, and the purchase and sale of the R-JET Technology abandoned, at any time before the Closing Date, by mutual consent of WEST and Seller.

13.4Effect of Termination. Upon any permitted termination pursuant to the provision of this Section 13, all parties shall be relieved of all further obligations under this Agreement.

14.General Provisions

14.1 Notices and Other Communications. Every notice, demand, request or other communication required or contemplated by this Agreement by any party shall be in writing and shall be deemed received (i) on the date of personal delivery, (ii) on the date it is officially recorded as delivered to the intended recipient when sent by postage prepaid, return receipt requested, registered or certified mail (airmail if available), or the equivalent of registered or certified mail under the laws of the country where mailed, or in the absence of such record of delivery, the effective date shall be presumed to have been the fifth (5th) business day after it was deposited in the mail (iii) on the date it is officially recorded as delivered to the intended recipient when sent by nationally recognized overnight courier, such as Federal Express, DHL or UPS, or in the absence of such record of delivery, the effective date shall be presumed to have been the third (3) business day after delivery to such courier, or (iv) the date transmitted by facsimile with a confirmation copy sent simultaneously by one of the other methods permitted under this Section 15.1, in each case addressed to the WEST or Seller, respectively, at the following addresses:

To WEST:

WES Technologies LLC
1544 Sawdust Road, Suite 100
The Woodlands, TX 77380 USA

To Maxim:

Maxim TEP, Inc.
2409 Pitkin Road, Suite 308
Spring, TX 77386 USA

or to such other addresses or other persons as may be designated in writing by either of the parties, by notice given as aforesaid.

14.2 Headings. The headings of the several sections of this Agreement are inserted for the convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement

14.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

14.4 Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto. Neither party may assign or transfer any rights or obligations under this Agreement, without the written consent of the other party, which consent shall not be withheld unreasonably.

14.5 Waiver. WEST and Maxim may, by written notice to the other: (i) waive any of the conditions to its obligations hereunder or extend the time for the performance of any of the obligations or actions of the other; (ii) waive any inaccuracies in the representations of the other contained in this Agreement or in any documents delivered pursuant to this Agreement; (iii) waive compliance with any of the covenants of the other contained in this Agreement; or (iv) waive or modify performance of any of the obligations of the other. No action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

Technology Purchase Agreement
(CONFIDENTIAL)

Initials for WE                            Initials for Maxim: ____

14.6 Entire Agreement. This Agreement and Exhibits hereto constitute the entire agreement between the parties pertaining to the subject matter contained herein and supersede all prior and contemporaneous negotiations, agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the party sought to be bound.

14.7 Good Faith. Each of the parties hereto agrees that it shall act in good faith in an attempt to cause all the conditions precedent to its respective obligations to be satisfied and to transfer the R-JET Technology and Licenses.

14.8 Applicable Law. This Agreement shall be governed by the laws of the State of Texas as applied to agreements entered into and entirely to be performed within that state. Seller and Purchaser hereby consent to non-exclusive jurisdiction and venue in Montgomery County, Texas.

14.9 Dispute Resolution. All disputes arising between the parties in connection with this Agreement shall be resolved exclusively by binding arbitration in Texas in accordance with the then-prevailing rules of the American Arbitration Association, and judgment upon the award entered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The place of arbitration shall be Montgomery County, Texas.

14.10 Severability. Should any provision of this Agreement be determined to be invalid, it shall be severed from this Agreement and the remaining provisions of the Agreement shall remain in full force and effect.

14.11 Expenses. The parties shall each pay their own legal and accounting fees and other out-of-pocket expenses incurred incident to the preparation and carrying out of this Agreement and the transactions herein contemplated.

14.12 Brokers. WEST and Seller each represent that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement and insofar as it knows, no broker or other person besides is entitled to any commission or finder's fee in connection with any such transaction. Each party agrees to indemnify and hold the other party harmless against any loss, liability, damage, cost or expense incurred by reason of any brokerage commission or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying party.

(signature page follows)

Technology Purchase Agreement
(CONFIDENTIAL)

Initials for WE                            Initials for Maxim: ____

WITNESS the due execution of this Agreement by the parties hereto as of the Effective Date first set forth above.

WEST: WES TECHNOLOGIES LLC a Nevada limited liability company By: WELL ENHANCEMENT SERVICE GROUP LLC, its Member / Manager By: /s/ M.R. "Bricks" Corbin M.R. "Bricks" Corbin, its President	MAXIM: MAXIM TEP, INC. a Texas corporation By: /s/ Arturo Henriquez Name: Arturo Henriquez Title: _____________

Technology Purchase Agreement
(CONFIDENTIAL)

Initials for WE                            Initials for Maxim: ____

EXHIBIT A

[ATTACH PATENTS HERE]

Technology Purchase Agreement
(CONFIDENTIAL)

Initials for WE                            Initials for Maxim: ____

EXHIBIT B

[ATTACH COPIES OF LICENSES HERE]

Technology Purchase Agreement
(CONFIDENTIAL)

Initials for WE                            Initials for Maxim: ____